UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 11, 2004

Kennedy-Wilson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20418	95-4364537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Blvd., Suite 220, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 887-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Kennedy-Wilson, Inc., a Delaware corporation (the “Registrant”), intends to file a Form 15 on or about November 1, 2004 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Registrant expects the deregistration to become effective within ninety (90) days of the filing with the SEC.

In connection with the deregistration process, on or about November 1, 2004, the Registrant will request that Nasdaq delist its common stock from The Nasdaq National Market. The Registrant anticipates that its shares of common stock will be traded on the over the counter Pink Sheets, but can make no assurances that any broker will make a market in the Registrant’s common stock.

On October 11, 2004, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1—Press release, dated October 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON, INC.

Date: October 12, 2004	By:	/s/ Freeman A. Lyle
	Name:	Freeman A. Lyle
	Title:	Executive Vice President, Chief Financial Officer and Secretary